Exhibit 99.1
Wag! Reports Record Fourth Quarter and Full Year 2022 Financial Results
Record Fourth Quarter Results, Highest Quarterly Revenue to Date
Raises Previously Announced 2023 Full Year Guidance for Both Revenue and Adjusted EBITDA
SAN FRANCISCO, Feb. 21, 2023 (BUSINESS WIRE) -- Wag! Group Co. (the "Company” or “Wag!”; Nasdaq: PET), which strives to be the #1 platform for busy Pet Parents, offering on-demand access to 5-star pet care, pet insurance options, and expert pet advice, today announced financial results for the fourth quarter and year ended December 31, 2022.
“In 2022, we delivered all-time record results, significantly ahead of our expectations. This has been a pivotal period in the evolution of our company, as we transformed from a services business to a holistic platform for all of our Pet Parents’ needs,” said Garrett Smallwood, CEO and Chairman of Wag!.
“We remain extremely confident in the future growth of our business. In 2023, we are building on our momentum, as we continue enhancing our trusted platform with additional products and services. I am incredibly proud of the progress we have made on our public company journey. We’ve become a trailblazer in the industry and put in place the building blocks for long-term success ,” concluded Smallwood.
Fourth Quarter 2022 Highlights:
•Revenue increased 110% to $17.0 million, compared to $8.1 million in the fourth quarter of 2021, a quarterly revenue milestone.
•Net income of $5.8 million, compared to a net loss of $2.7 million in the fourth quarter of 2021.
•Adjusted EBITDA loss improved to $0.4 million, compared to $2.5 million in the fourth quarter of 2021.
Full-Year 2022 Highlights:
•Revenue increased 173% to $54.9 million, compared to $20.1 million in 2021.
•Net loss of $38.6 million, inclusive of one-time transaction costs of $39.5 million, compared to net loss of $6.3 million in 2021, inclusive of one-time PPP loan forgiveness.
•Adjusted EBITDA loss improved to $3.9 million, compared to $9.9 million in 2021.
Recent Business Highlights:
•Reached a total of 434,000 Platform Participants in Q4 2022.
•Closed the Dog Food Advisor acquisition, marking Wag!'s entrance into the Pet Food and Treats market in January 2023. Expected to be immediately accretive to both Revenue and Adjusted EBITDA in Q1 2023, as well as boosting our customer base.
•Completed the acquisition and integration of Furmacy, Inc. in the fourth quarter of 2022. Rebuilt the Furmacy.com portal, which enables Pet Parents in California to purchase over 600 prescription medications, in addition to custom medications and compounds.

•Active Pet Parent Wag! Premium penetration remained over 50% in the fourth quarter of 2022. Wag! continues to iterate on Wag! Premium pricing, including pricing tests and the rollout of the $14.99 monthly subscription in key markets across the United States.
•Renewed partnership with Alignment Healthcare, which provides Alignment Healthcare plan members access to pet care services through the Wag! platform as part of their healthcare plan with Alignment.
•Continued to innovate the Pet Caregiver and Pet Parent experience — with new features such as:
◦Browse & Book refined search — helps Pet Parents find the perfect match based on Pet Caregiver specialties;
◦Notes from Pet Caregivers access — allows Pet Caregivers to view notes before a service so they can make a more informed decision before requesting that service; and
◦Super & Ultimate Endorsements — allows colleagues and existing Pet Parents to "boost" a Pet Caregiver at the beginning of their small business journey to show the Pet Parent community how great the Pet Parent is!
Full-Year 2023 Guidance
Wag! is raising its guidance for the year ending December 31, 2023, as previously presented in its Investor Presentation available at investors.wag.co/news-events/overview.
For the full-year of 2023, we now expect:
•Revenue in the range of $75 million to $77 million, a 7% improvement versus our prior forecast at the midpoint of the range.
•Adjusted EBITDA1 in the range of $0 million to $(2) million, a 91% improvement versus our prior forecast at the midpoint of the range.
Our financial guidance includes the following assumptions:
•A continued trend in return-to-office, as measured by the Kastle back-to-work barometer.
•The accretive impact from the acquisition of Dog Food Advisor of $3 million in revenue and $1.5 million of adjusted EBITDA benefit in 2023.
•Continued acceleration in Wellness including new ventures, expansion into additional markets, testing and bundling of Wag! Premium offers, and improved marketing efficiency.
Wag’s Fourth Quarter Results Conference Call
Wag! will host a conference call and live webcast today, February 21, 2023, at 4:30 p.m. ET to discuss financial results. To access the live conference call, please pre-register here. Registrants will receive a confirmation with dial-in instructions. A live webcast of the call can be accessed by using this link. Following the live call, an archived webcast of the conference will be available on the investor relations page of the Company’s website at investors.wag.co/.
Wag! also provides announcements regarding financial performance and other matters, including SEC filings, investor events, press and earnings releases, on our investor relations website (investors.wag.co/), and/or social media outlets, as a means of disclosing material information and complying with disclosure obligations under Regulation FD. The list of social media channels that Wag! uses may be updated on the investor relations website from time to time. In addition, you may automatically receive email alerts and other information about Wag! when you enroll your email address by visiting the “Email Alerts” section at (investors.wag.co/ir-resources/email-alerts).
1 Information reconciling forward-looking adjusted EBITDA to the comparable GAAP financial measures is unavailable to the company without unreasonable effort, as discussed in our Non-GAAP Financial Measures and Other Operating Metrics section below.

About Wag! – Wag.co
Wag! strives to be the #1 platform for busy Pet Parents by offering access to 5-star dog walking, sitting, and one-on-one training from Wag!'s community of 450,000 pet caregivers nationwide. In addition, Wag! operates Petted.com, the nation's largest pet insurance comparison marketplace, Furmacy.com, a concierge prescription and compounding service, and DogFoodAdvisor.com, one of the most visited and trusted pet food marketplaces. For more information, visit Wag.co.
Non-GAAP Financial Measures and Other Operating Metrics
Adjusted EBITDA is a non-GAAP financial measure defined as net income (loss) adjusted for interest expense, depreciation and amortization, share-based compensation, income taxes, as well as other items to be consistent with definitions typically used by lenders, including transaction costs. Additionally, we exclude the impact of certain non-recurring items which are not indicative of our operating performance as well as other transaction specific costs that do not represent an ongoing operating expense of the business, including but not limited to, business combination transaction and integration costs and PPP loan forgiveness. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue. Adjusted EBITDA and Adjusted EBITDA margin provide a basis for comparison of our business operations between current, past, and future periods by excluding items from net income (loss) that we do not believe are indicative of our core operating performance.
Platform Participant is defined as a Pet Parent or Pet Caregiver who transacted on the Wag! platform for a service in the quarter. Services include dog walking, sitting, boarding, drop-ins, training, premium telehealth services, wellness plans, and pet insurance plan comparison.
Information reconciling forward-looking adjusted EBITDA to GAAP financial measures is unavailable to the company without unreasonable effort. The company is not able to provide reconciliations of adjusted EBITDA to GAAP financial measures because certain items required for such reconciliations are outside of the company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the company without unreasonable effort. The company provides a range for its adjusted EBITDA forecast that it believes will be achieved, however it cannot accurately predict all the components of the adjusted EBITDA calculation. The company provides an adjusted EBITDA forecast because it believes that adjusted EBITDA, when viewed with the company’s results under GAAP, provides useful information for the reasons noted above. However, adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as an indicator of operating performance or liquidity.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These statements include those related to the Company’s ability to further develop and advance its pet service offerings and achieve scale; ability to attract personnel; market opportunity, anticipated growth, and future financial performance, including management’s financial outlook for the future. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: management’s financial outlook for the future; market adoption of the Company’s pet service offerings and solutions; the ability of the Company to protect its intellectual property; changes in the competitive industries in which the Company operates; changes in laws and regulations affecting the Company’s business; the Company’s ability to implement its business plans, forecasts and other expectations, and identify and realize additional partnerships and opportunities; and the risk of downturns in the market and the technology industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.
Contacts Media:
Wag!: Media@wagwalking.com
Investor Relations:
Wag!: IR@wagwalking.com
ICR for Wag!: WagIR@icrinc.com

Wag! Group Co.
(f/k/a CHW Acquisition Corporation)
Consolidated Balance Sheets
(In thousands, except for share amounts and per share data)

	As of December 31,
	2022	2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$38,966	$2,845
Short-term investments available for sale	—	2,554
Accounts receivable, net	5,872	2,638
Prepaid expenses and other current assets	2,585	3,043
Deferred offering costs	—	930
Total current assets	$47,423	$12,010
Property and equipment, net	88	90
Operating lease, right of use assets, net	695	—
Intangible assets, net	2,590	2,888
Goodwill	1,451	1,427
Other assets	64	47
Total assets	$52,311	$16,462
Liabilities, mezzanine equity and stockholders’ equity
Current liabilities:
Accounts payable	$7,174	$2,299
Accrued expenses and other current liabilities	5,006	4,601
Deferred revenue	2,232	1,888
Deferred purchase consideration – current portion	750	750
Operating lease liabilities	306	—
Notes Payable – current portion	1,264	442
Total current liabilities	16,732	9,980
Operating lease liabilities – non-current portion	435	—
Notes Payable – non-current portion, net of debt discount of $7.0 million	24,970	1,200
Deferred purchase consideration – non-current portion	493	1,130
Total liabilities	$42,630	$12,310
Commitments and contingencies
Mezzanine equity:
Redeemable convertible preferred stock par value $0.0001, 1,000,000 shares and 24,545,386 shares authorized and nil and 23,858,824 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively; aggregate liquidation preference of $67,417 as of December 31, 2021	—	110,265
Total mezzanine equity	$—	$110,265
Stockholders’ deficit:
Common stock, $0.0001 par value, 110,000,000 and 43,763,126 shares authorized, 36,849,076 and 6,121,253 outstanding at December 31, 2022 and December 31, 2021, respectively	$4	$1
Additional paid-in capital	158,094	3,736
Accumulated deficit	(148,417)	(109,850)
Total stockholders’ equity (deficit)	9,681	(106,113)
Total liabilities, mezzanine equity and stockholders’ deficit	$52,311	$16,462

Wag! Group Co.
(f/k/a CHW Acquisition Corporation)
Consolidated Statements of Operations
(In thousands, except for share amounts and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Revenues	$17,036	$8,101	$54,865	$20,082
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	997	843	4,024	2,777
Platform operations and support	2,790	2,552	13,825	10,265
Sales and marketing	10,500	5,230	35,156	10,221
General and administrative	3,869	1,988	32,415	6,956
Depreciation and amortization	140	156	571	388
Total costs and expenses	18,296	10,769	85,991	30,607
Change in fair value of derivative liability	8,750	—	(4,958)	—
Gain on forgiveness of PPP loan	—	—	—	3,482
Interest expense, net	(1,686)	(56)	(2,470)	(61)
Income (loss) before income taxes	5,804	(2,724)	(38,554)	(7,104)
Income tax benefit (expense)	—	—	(13)	793
Net income (loss)	$5,804	$(2,724)	$(38,567)	$(6,311)
Net earnings (loss) per share
Basic	$0.16	$(0.45)	$(2.07)	$(1.10)
Diluted	$0.07	$(0.45)	$(2.07)	$(1.10)
Weighted average common shares outstanding (basic)	37,372,096	6,118,864	18,641,076	5,742,807
Weighted average common shares outstanding and dilutive potential common shares (diluted)	79,468,239	6,118,864	18,641,076	5,742,807

Wag! Group Co.
(f/k/a CHW Acquisition Corporation)
Consolidated Statement of Cash Flows
(In thousands)

	Year Ended December 31,
	2022	2021
	(Unaudited)
Cash flows from operating activities
Net loss	$(38,567)	$(6,311)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	24,492	222
Gain on PPP loan forgiveness	—	(3,482)
Amortization of debt discount on debt financing	1,034	—
Provision for deferred taxes	—	(793)
Depreciation and amortization	571	388
Issuance of Community Shares	1,971	—
Noncash interest – deferred purchase consideration	81	54
Noncash change in fair value of derivatives	4,958	—
Changes in operating assets and liabilities:
Accounts receivable	(3,234)	(2,478)
Prepaid expenses and other current assets	534	(675)
Deferred costs	—	(930)
Other assets	—	872
Accounts payable	4,853	1,299
Operating lease liabilities	32	—
Accrued expenses and other current liabilities	369	(364)
Deferred revenue	344	88
Other non-current liabilities	—	(146)
Net cash used in operating activities	(2,562)	(12,256)
Cash flows from investing activities
Purchases of short-term investments	—	(17,692)
Proceeds from sale and maturity of short-term investments	2,550	27,481
Payment of deferred purchase consideration	(718)	(188)
Cash paid for acquisition of Compare Pet Insurance, Inc.	—	(1,509)
Net cash acquired in acquisition of Furmacy, Inc.	54	—
Purchase of property and equipment	(51)	(5)
Net cash provided by investing activities	1,835	8,087
Cash flows from financing activities
Proceeds from exercises of stock options	17	3
Payments on PPP loan	(404)	(54)
Proceeds from Blue Torch Financing Agreement	24,123	—
Repayment of Blue Torch Financing	(161)	—
Proceeds from the issuance of Series P preferred stock, net of issuance costs	10,925	—
Proceeds from Business Combination with CHW, net of transaction costs	2,348	—
Net cash provided by financing activities	36,848	(51)
Net change in cash, cash equivalents, and restricted cash	36,121	(4,220)
Cash, cash equivalents and restricted cash at beginning of period	2,845	7,065
Cash, cash equivalents and restricted cash at end of period	$38,966	$2,845
Supplemental disclosures of cash flow information:
Cash paid during the year for interest	(2,470)	22
Cash paid during the year for income taxes	—	1
Non-cash financing transactions:
Conversion of preferred shares to common stock	(121,188)	—

Wag! Group Co.
(f/k/a CHW Acquisition Corporation)
Adjusted EBITDA Reconciliation
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
($ in thousands)	2022	2021	2022	2021
Revenues	$17,036	$8,101	$54,865	$20,082
Adjusted EBITDA reconciliation:
Net income (loss)	5,804	(2,724)	(38,567)	(6,311)
Add (deduct):
Interest expense (income)	1,686	56	2,470	61
Depreciation and amortization	140	156	571	388
Share based compensation [1]	476	39	24,492	222
Issuance of Community Shares [2]	—	—	1,971	—
Integration and transaction costs associated with acquired business	220	—	220	—
Change in fair value of derivatives [3]	(8,750)	—	4,958	—
Gain on forgiveness of PPP loan	—	—	—	(3,482)
Tax (benefit) expense	—	—	13	(793)
Adjusted EBITDA	$(424)	$(2,473)	$(3,872)	$(9,915)
[1] The year to date period includes stock-based compensation expense in the third quarter of 2022 incurred in connection with the Business Combination with CHW of $23.9 million. Of the $23.9 million, $2.8 million is included in Platform operations and support, $2.1 million in Sales and marketing, and $19.0 million in General and administrative expenses on the consolidated statement of operations.
[2] For the year to date period, of this amount, $1.8 million is included General and administrative expenses and the remainder as contra revenue on the condensed consolidated statement of operations.
[3] Relates to the changes in the fair value of Forward Purchase Agreements that were entered into prior to the closing of the Business Combination and subsequently settled in the fourth quarter of 2022.

Wag! Group Co.
(f/k/a CHW Acquisition Corporation)
Non-GAAP Measures
($ in thousands, except percentages)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,

	2022	2021	2022	2021
U.S. GAAP Measures:
Revenues	$17,036	$8,101	$54,865	$20,082
Net income (loss)	$5,804	$(2,724)	$(38,567)	$(6,311)
Net income (loss) %	34.1%	(33.6)%	(70.3)%	(31.4)%
Net cash flows used in operating activities	$1,016	$(1,906)	$(2,562)	$(12,256)
Non-GAAP Measures:
Adjusted EBITDA	$(424)	$(2,473)	$(3,872)	$(9,915)
Adjusted EBITDA Margin	(2.5)%	(30.5)%	(7.1)%	(49.4)%